Exhibit 99.1

NEWS RELEASE

For Immediate Release	Contact:	William W. Sherertz President and Chief Executive Officer

	Telephone:	(360) 828-0700

BBSI ANNOUNCES FIRST QUARTER 2010 OPERATING RESULTS,

FINANCIAL GUIDANCE FOR 2Q10 AND CONFERENCE CALL

            VANCOUVER, WASHINGTON, April 27, 2010 – Barrett Business Services, Inc. (Nasdaq:  BBSI) reported today a net loss of $1.7 million for the first quarter ended March 31, 2010 compared to a net loss of $3.2 million for the first quarter of 2009.  Diluted loss per share for the 2010 first quarter was $.16, as compared to diluted loss per share of $.30 for the same quarter a year ago.

            Net revenues for the first quarter ended March 31, 2010 totaled $58.3 million, an increase of approximately $7.2 million or 14.1% over the $51.1 million for the same quarter in 2009.

	(Unaudited)
(in thousands, except per share amounts)	First Quarter Ended
	March 31,
Results of Operations	2010	2009
Revenues:
Staffing services	$27,062	$24,042
Professional employer service fees	31,198	27,030
Total revenues	58,260	51,072
Cost of revenues:
Direct payroll costs	20,436	18,069
Payroll taxes and benefits	24,628	22,627
Workers' compensation	7,819	6,687
Total cost of revenues	52,883	47,383
Gross margin	5,377	3,689
Selling, general and administrative expenses	8,224	8,040
Depreciation and amortization	377	386
Loss from operations	(3,224)	(4,737)
Other income, net	285	115
Loss before taxes	(2,939)	(4,622)
Benefit from income taxes	(1,253)	(1,448)
Net loss	$(1,686)	$(3,174)
Basic loss per share	$(.16)	$(.30)
Weighted average basic shares outstanding	10,466	10,497
Diluted loss per share	$(.16)	$(.30)
Weighted average diluted shares outstanding	10,466	10,497

Barrett Business Services, Inc.

News Release – First Quarter 2010

April 27, 2010

            The Company reports its Professional Employer Organization services (“PEO”) revenues on a net basis because it is not the primary obligor for the services provided by the Company’s PEO clients to their customers.  The gross revenues and cost of revenues information below, although not in accordance with generally accepted accounting principles (“GAAP”), is presented for comparison purposes and because management believes such information is more informative as to the level of the Company’s business activity and more useful in managing its operations.

	(Unaudited)
	First Quarter Ended
(in thousands)	March 31,
	2010	2009
Revenues:
Staffing services	$27,062	$24,042
Professional employer services	235,495	203,825
Total revenues	262,557	227,867
Cost of revenues:
Direct payroll costs	223,547	193,556
Payroll taxes and benefits	24,628	22,627
Workers' compensation	9,005	7,995
Total cost of revenues	257,180	224,178
Gross margin	$5,377	$3,689

            Gross revenues of $262.6 million for the first quarter ended March 31, 2010 increased 15.2% over the similar period in 2009.

            A reconciliation of non-GAAP gross revenues to net revenues is as follows:

For the first quarters ended March 31, 2010 and 2009:

	(Unaudited)
	Three Months Ended March 31,
	Gross Revenue				Net Revenue
(in thousands)	Reporting Method		Reclassification		Reporting Method
	2010	2009	2010	2009	2010	2009
Revenues:
Staffing services	$27,062	$24,042	$-	$-	$27,062	$24,042
Professional
employer services	235,495	203,825	(204,297)	(176,795)	31,198	27,030
Total revenues	$262,557	$227,867	$(204,297)	$(176,795)	$58,260	$51,072
Cost of revenues	$257,180	$224,178	$(204,297)	$(176,795)	$52,883	$47,383

Barrett Business Services, Inc.

News Release – First Quarter 2010

April 27, 2010

            The following summarizes the unaudited consolidated balance sheets at March 31, 2010 and December 31, 2009.

	March 31,	December 31,
(in thousands)	2010	2009
Assets
Current assets:
Cash and cash equivalents	$28,094	$36,671
Marketable securities	15,255	13,766
Trade accounts receivable, net	44,517	33,070
Income taxes receivable	3,861	4,274
Prepaid expenses and other	2,550	979
Deferred income taxes	5,265	4,071
Total current assets	99,542	92,831
Marketable securities	7,602	7,473
Property, equipment and software, net	14,915	14,795
Restricted marketable securities and workers' compensation deposits	8,896	2,666
Other assets	3,108	3,104
Workers' compensation receivables for insured claims	3,675	3,865
Goodwill, net	47,820	47,338
	$185,558	$172,072

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$494	$1,117
Accrued payroll, payroll taxes and related benefits	46,256	30,244
Other accrued liabilities	564	499
Workers' compensation claims liabilities	10,400	10,509
Safety incentives liabilities	4,159	4,437
Total current liabilities	61,873	46,806
Long-term workers' compensation claims liabilities	15,493	14,560
Long-term workers' compensation liabilities for insured claims	2,702	2,729
Deferred income taxes	6,323	6,323
Customer deposits and other long-term liabilities	1,506	1,527
Stockholders' equity	97,661	100,127
	$185,558	$172,072

Outlook for Second Quarter 2010

            The Company also disclosed today limited financial guidance with respect to its operating results for the second quarter ending June 30, 2010.  The Company expects gross revenues for the second quarter of 2010 to range from $278 million to $282 million, as compared to $248.2 million for the second quarter of 2009, and anticipates diluted earnings for the second quarter of 2010 to range from $.18 to $.20 per share, as compared to a diluted loss per share of $.65 for the same period a year ago.  A reconciliation of estimated gross revenues to estimated GAAP net revenues for the second quarter of 2010 is not included because PEO revenues and cost of PEO revenues for the period are not reasonably estimable.

Barrett Business Services, Inc.

News Release – First Quarter 2010

April 27, 2010

Conference Call

            On Wednesday, April 28 at 9:00 a.m. Pacific Time, William W. Sherertz and James D. Miller will host an investor telephone conference call to discuss first quarter 2010 operating results.  To participate in the call, dial (877) 356-3717.  The call identification number is 69555097.  The conference call will also be webcast live at www.barrettbusiness.com.  To access the webcast, click on the Investor Relations section of the Web site and select Webcast.  A replay of the call will be available beginning Wednesday, April 28, 2010 at 12:00 p.m. PT and ending on Wednesday, May 5, 2010.  To listen to the recording, dial (800) 642-1687 and enter conference identification code 69555097.

            Statements in this release about future events or performance, including gross revenues and earnings expectations for the second quarter of 2010, are forward-looking statements, which involve known and unknown risks, uncertainties and other factors that may cause the actual results of the Company to be materially different from any future results expressed or implied by such forward-looking statements.  Factors that could affect future results include economic conditions in the Company's service areas, the effect of changes in the Company's mix of services on gross margin, the Company's ability to retain current customers and to successfully integrate acquired businesses with its existing operations, future workers' compensation claims experience, the effect of changes in the workers’ compensation regulatory environment in one or more of its primary markets, the collectibility of accounts receivable and the effect of conditions in the global capital markets on the Company’s investment portfolio, among others.  Other important factors that may affect the Company’s future prospects are described in the Company’s 2009 Annual Report on Form 10-K.  Although forward-looking statements help to provide complete information about the Company, readers should keep in mind that forward-looking statements may be less reliable than historical information.  The Company undertakes no obligation to update or revise forward-looking statements in this release to reflect events or changes in circumstances that occur after the date of this release.

            BBSI provides a comprehensive range of human resource management solutions to large and small companies throughout many regions of the United States.

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